Contact: LEEANN GEPHART, CHIEF BANKING OFFICER	First Citizens Community Bank
570-545-6005	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

citizens financial services, inc. reports unaudited second quarter 2025 financial results

MANSFIELD, PENNSYLVANIA— July 30, 2025 – Citizens Financial Services, Inc (Nasdaq: CZFS), parent company of First Citizens Community Bank (the “Bank”), released today its unaudited consolidated financial results for the three and six months ended June 30, 2025.

Highlights

•
Net income for the first six months of 2025 was $16.1 million, which was $3.8 million, or 30.8% more  than 2024’s net income through June 30, 2024 due to the increase in net interest income after the provision for credit losses of $5.8 million. The effective tax rate for the first six months of 2025 was 18.7% compared to 17.4% in the comparable period in 2024.

•
Net income was $8.5 million for the three months ended June 30, 2025, which was $3.2 million more than the net income for 2024’s comparable period due an increase in net interest income after the provision for credit losses of $3.6 million. The effective tax rate for the three months ended June 30, 2025 was 18.8% compared to 17.4% in the comparable period in 2024.

•
Net interest income before the provision for credit losses was $46.7 million for the six months ended June 30, 2025, an increase of $4,392,000, or 10.4%, over the same period a year ago and was primarily due to an increase in investment income and a decrease in interest expense.

•
The provision for credit losses for the three and six months ended June 30, 2025 was $750,000 and $1,375,000, respectively compared to $2,002,000 and $2,787,000 for the three and six months ended June 30, 2024, respectively. The provision for 2024 was significantly impacted by loans that were not sold as part of the sale of a division known as Braavo that occurred in the first quarter of 2024. The vast majority of the Braavo loans that were retained after the sale were originated by HVB in 2023 prior to the acquisition and were current as of the acquisition date in 2023.  The provision for the three and six months ended June 30, 2024, directly attributable to these loans was $1,137,000 and $1,806,000, respectively.

•
Return on average equity for the three and six months (annualized) ended June 30, 2025 was 10.88% and 10.44% compared to 7.40% and 8.67% for the three and six months (annualized) ended June 30, 2024. If the provision for the credit losses attributable to the Braavo loans and the gain on the sale of Braavo were excluded, the return on average equity for the three and six months (annualized) ended June 30, 2024 would have been 8.66% and 9.17%, respectively (non-GAAP). (1)

•
Return on average tangible equity (non-GAAP) for the three and six months (annualized) ended June 30, 2025 was 15.19% and 14.65 compared to 10.76% and 12.64% for the three and six months (annualized) ended June 30, 2024. If the provision for the credit losses attributable to the Braavo loans and the gain on the sale of Braavo were excluded, the return on average tangible equity for the three and six months (annualized) ended June 30, 2024 would have been 12.59% and 13.37% (non-GAAP). (1)

•
Return on average assets for the three and six months (annualized) ended June 30, 2025 was 1.13% and 1.07% compared to 0.72% and 0.83% for the three and six months (annualized) ended June 30, 2024. If the provision for the credit losses attributable to the Braavo loans and the gain on the sale of Braavo were excluded, the return on average assets for the three and six months (annualized) ended June 30, 2024 would have been 0.84% and 0.88% (non-GAAP). (1)

•
Non-performing assets decreased $1,236,000 since December 31, 2024 and totaled $27,376,000 as of June 30, 2025, which is $9,452,000 higher than the balance as of June 30, 2024. The increase from June 30, 2024 is due to loans acquired as part of the HVB acquisition. The Bank’s strategy during 2024 for certain acquired loans was to either improve the credit metrics of the non-performing loans or have the customers refinance the loans with another institution or sell the underlying collateral. We continue to work with these customers on their ability to return to performing status or to pay-off the loan through a refinancing. The decrease since December reflects two large relationships being placed back on accrual status due to making contractual payments for at least six consecutive months. As a percent of loans, non-performing assets totaled 1.22%, 1.24% and 0.79% as of June 30, 2025, December 31, 2024 and June 30, 2024, respectively. While non-performing assets have increased significantly as of June 30, 2025 when compared to June 30, 2024, specific reserves for these assets have decreased from $2,405,000 to $1,477,000. The decrease in the specific reserves from June 2024 is due to the amount of charge-offs recorded in the second half of 2024 that were reserved for as of June 30, 2024.

Six Months Ended June 30, 2025 Compared to 2024

•
For the six months ended June 30, 2025, net income totaled $16,084,000 which compares to net income of $12,299,000 for the first six months of 2024, an increase of $3,785,000. Basic earnings per share of $3.35 for the first six months of 2025 compared to $2.56 for the first six months last year.  Annualized return on equity for the six months ended June 30, 2025 and 2024 was 10.44% and 8.67%, while annualized return on assets was 1.07% and 0.83%, respectively. The increase in performance when comparing 2025 to 2024 was due to an increase in the net interest margin from 3.09% to 3.36% and a decrease in the provision for credit losses.

•
Net interest income before the provision for credit loss for the six months ended June 30, 2025 totaled $46,650,000 compared to $42,258,000 for the six months ended June 30, 2024, resulting in an increase of $4,392,000, or 10.4%.  Average interest earning assets increased $49.5 million for the six months ended June 30, 2025 compared to the same period last year, primarily due to an increase in taxable investments and outstanding student loans. Average loans increased $36.6 million while average investment securities increased $19.2 million. The yield on interest earning assets increased 6 basis points to 5.58%, while the cost of interest-bearing liabilities decreased 24 basis points to 2.75%. As a result, the tax effected net interest margin increased from 3.09% for the six months ended June 30, 2024 to 3.36% for the six months ended June 30, 2025.

•
The provision for credit losses for the six months ended June 30, 2025 was $1,375,000 compared to $2,787,000 for the six months ended June 30, 2024, a decrease of $1,412,000.  The provision for 2025 was due to an increase in past due loans and the annual update of loss drivers, which includes historical loss data, as well as prepayment and curtailment speeds. The provision for 2024 was impacted by the Braavo loans as previously mentioned and an increase in past due and classified loans during the second quarter of 2024.

•
Total non-interest income was $7,092,000 for the six months ended June 30, 2025, which is $1,215,000 less than the non-interest income of $8,307,000 for the same period last year. The primary drivers were the gain on the sale of assets associated with Braavo and earnings on bank owned life insurance due to the passing of a former employee in the first quarter of 2024.

•
Total non-interest expenses for the six months ended June 30, 2025 totaled $32,575,000 compared to $32,889,000 for the same period last year, which is a decrease of $314,000. Salary and benefit costs increased $358,000 due to additional healthcare expenses and post-employment benefits. There are 11 fewer FTES in 2025 compared to 2024. The decrease in professional fees and software costs is due to the sale of the Braavo division in 2024.

•	The provision for income taxes increased $1,118,000 when comparing the six months ended June 30, 2025 to the same period in 2024 as a result of an increase in income before income tax of $4,903,000.

Three Months Ended June 30, 2025 Compared to 2024

•
For the three months ended June 30, 2025, net income totaled $8,463,000 which compares to net income of $5,275,000 for the comparable period of 2024, an increase of $3,188,000 or 60.4%.  Basic earnings per share of $1.76 for the three months ended June 30, 2025 compares to $1.10 for the 2024 comparable period. Annualized return on equity for the three months ended June 30, 2025 and 2024 was 10.88% and 7.40%, while annualized return on assets was 1.13% and 0.72%, respectively.

•
Net interest income before the provision for credit losses for the three months ended June 30, 2025 totaled $23,648,000 compared to $21,300,000 for the three months ended June 30, 2024, resulting in an increase of $2,348,000, or 11.0%. Average interest earning assets increased $47.0 million for the three months ended June 30, 2025 compared to the same period last year, primarily due to increases in the average balance of outstanding student loans and taxable investments. Average loans increased $24.4 million, while average investment securities increased $23.1 million. The tax effected net interest margin for the three months ended June 30, 2025 was 3.47% compared to 3.15% for the same period last year. The yield on interest earning assets increased eight basis points to 5.66%, while the cost of interest-bearing liabilities decreased 27 basis points to 2.73%.

•
The provision for credit losses for the second quarter of 2025 of $750,000 was driven by the increase in past due commercial loans, which primarily related to one commercial real estate relationship in our central Pennsylvania market that totaled $14.4 million. The provision for credit losses for 2024 period was impacted by the Braavo loans as previously mentioned and an increase in past due and classified loans during the second quarter of 2024.

•
Total non-interest income was $3,665,000 for the three months ended June 30, 2025, $329,000 more than the comparable period last year.  The primary drivers of the increase were an increase in the gains on loans sold of $260,000 and an increase in equity security gains of $120,000 due to market conditions.

•
Total non-interest expenses for the three months ended June 30, 2025 totaled $16,147,000 compared to $16,246,000 for the same period last year, which is a decrease of $99,000, or 0.6%. Salary and employee benefits increased due to healthcare costs, profit sharing, vacation costs and other post-retirement benefits. ORE expenses decreased due to the recovery of legal fees on certain loans in the second quarter of 2025.

•
The provision for income taxes increased $840,000 when comparing the three months ended June 30, 2025 to the same period in 2024. This increase was attributable to increase in income before provision for income taxes of $4,028,000.  The effective tax rate was 18.8% and 17.4% for the three months ended June 30, 2025 and 2024, respectively.

Balance Sheet and Other Information:

•
At June 30, 2025, total assets were $2.97 billion compared to $3.03 billion at December 31, 2024 and $2.95 billion at June 30, 2024. The loan to deposit ratio as of June 30, 2025 was 97.78% compared to 97.21% as of December 31, 2024 and 99.24% as of June 30, 2024.

•
Available for sale securities of $431.6 million at June 30, 2025 increased $5.7 million from December 31, 2024 and $29.0 million from June 30, 2024. The yield on the investment portfolio increased from 2.32% to 2.89% on a tax equivalent basis due to securities purchased during a higher market interest rate environment and lower yielding securities maturing. Investment activity for 2025 has focused on replacing securities as they mature.

•
Net loans totaled $2.22 billion at June 30, 2025 and $2.29 billion at December 31, 2024, a decrease of $71.9 million. As of June 30, 2024, net loans totaled $2.23 billion. The decrease in net loans since year end and last year was due to the seasonality of the Company’s student loan portfolio. This portfolio grows during the second half of the year and then pays down during the first half of the year. This seasonal behavior corresponds to the typical college semester and year.

•
The allowance for credit losses - loans totaled $22,109,000 at June 30, 2025 which is an  increase of $410,000 from December 31, 2024 and is due to increases in past due loans and changes in expected prepayment speeds and economic forecasts. The provision for credit losses on loans was $1,137,000 for the first half of 2025. Loan recoveries and charge-offs were $54,000 and $781,000, respectively, for the six months ended June 30, 2025. The allowance for credit losses as a percent of total loans was 0.99% as of June 30, 2025 and 0.94% as of December 31, 2024.

•
Deposits decreased $89.4 million from December 31, 2024, to $2.29 billion at June 30, 2025. Competitive pressure for deposits remains high. Brokered CD’s have decreased $33.1 million  since December 31, 2024. Additionally, a school district in our southeastern Pennsylvania market saw a decrease in their balance of $68.3 million due to utilizing funds until they collect their local real estate taxes in the third quarter.

•	Borrowed funds totaled $313.2 million as of June 30, 2025, a $15.5 million increase from December 31, 2024 to fund the investment growth since year-end.

•
Stockholders’ equity totaled $313.7 million at June 30, 2025, compared to $299.7 million at December 31, 2024, an increase of $13.9 million. Excluding accumulated other comprehensive loss (AOCL), stockholders’ equity increased $11.4 million and totals $334.7 million (non-GAAP). The increase in stockholders’ equity was attributable to net income for the six months ended June 30, 2025 totaling $16.1 million, offset by cash dividends for the six months ended June 30, 2025 totaling $4.6 million. As a result of decreases in market interest rates impacting the fair value of investment securities and swaps, AOCL decreased $2.5 million from December 31, 2024.

Dividend Declared

On June 3, 2025, the Board of Directors declared a cash dividend of $0.495 per share, which was paid on June 27, 2025 to shareholders of record at the close of business on June 13, 2025. This quarterly cash dividend is an increase of 2.1% over the regular cash dividend of $0.480 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2025, payable on June 28, 2024 to shareholders of record at the close of business on June 13, 2025.

Citizens Financial Services, Inc. has nearly 1,850 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1)	See reconciliation of GAAP and non-gaap measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The		As of or For The
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Income and Performance Ratios
Net Income	$ 8,463	$ 5,275	$ 16,084	$ 12,299
Return on average assets (annualized)	1.13%	0.72%	1.07%	0.83%
Return on average equity (annualized)	10.88%	7.40%	10.44%	8.67%
Return on average tangible equity (annualized) (a)	15.19%	10.76%	14.65%	12.64%
Net interest margin (tax equivalent) (a)	3.47%	3.15%	3.36%	3.09%
Earnings per share - basic (b)	$ 1.76	$ 1.10	$ 3.35	$ 2.56
Earnings per share - diluted (b)	$ 1.76	$ 1.10	$ 3.35	$ 2.56
Cash dividends paid per share (b)	$ 0.490	$ 0.480	$ 0.980	$ 0.961
Number of shares used in computation - basic (b)	4,797,716	4,796,000	4,797,642	4,795,596
Number of shares used in computation - diluted (b)	4,800,384	4,800,770	4,800,862	4,800,991

Asset quality
Allowance for credit losses - loans	$ 22,109	$ 22,797
Non-performing assets	$ 27,376	$ 17,924
Allowance for credit losses - loans to total loans	0.99%	1.01%
Non-performing assets to total loans	1.22%	0.79%
Annualized net charge-offs to total loans	0.10%	0.12%	0.06%	0.12%

Equity
Book value per share (b)	$ 65.25	$ 59.60
Tangible Book value per share (a) (b)	$ 46.88	$ 41.08
Market Value per share (Last reported trade of month)	$ 58.72	$ 44.94
Common shares outstanding	4,807,000	4,759,486

Other
Average Full Time Equivalent Employees	381.4	389.7	380.6	391.9
Loan to Deposit Ratio	97.78%	99.24%
Trust assets under management	$ 188,844	$ 174,703
Brokerage assets under management	$ 416,923	$ 368,379

Balance Sheet Highlights	June 30,	December 31,	June 30,
	2025	2024	2024

Assets	$ 2,967,274	$ 3,025,724	$ 2,947,531
Investment securities	433,417	427,659	404,231
Loans (net of unearned income)	2,241,755	2,313,242	2,255,716
Allowance for credit losses - loans	22,109	21,699	22,797
Deposits	2,292,662	2,382,028	2,273,095
Stockholders' Equity	313,653	299,734	286,470

(a) See reconcilation of GAAP and Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30,	December 31,	June 30,
(in thousands except share data)	2025	2024	2024
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 26,799	$ 30,284	$ 22,023
Interest-bearing	22,685	11,918	16,410
Total cash and cash equivalents	49,484	42,202	38,433

Interest bearing time deposits with other banks	3,820	3,820	3,820

Equity securities	1,768	1,747	1,570

Available-for-sale securities	431,649	425,912	402,661

Loans held for sale	15,529	9,607	14,227

Loans (net of allowance for credit losses - loans: $22,109 at June 30, 2025;
$21,699 at December 31, 2024 and $22,797 at June 30, 2024)	2,219,646	2,291,543	2,232,919

Premises and equipment	21,776	21,395	20,899
Accrued interest receivable	10,603	10,307	10,782
Goodwill	85,758	85,758	85,758
Bank owned life insurance	50,770	50,341	49,746
Other intangibles	2,530	2,892	3,244
Fair value of derivative instruments - asset	8,272	10,370	13,111
Deferred tax asset	13,913	15,199	17,185
Other assets	51,756	54,631	53,176

TOTAL ASSETS	$ 2,967,274	$ 3,025,724	$ 2,947,531

LIABILITIES:
Deposits:
Noninterest-bearing	$ 499,252	$ 532,776	$ 501,991
Interest-bearing	1,793,410	1,849,252	1,771,104
Total deposits	2,292,662	2,382,028	2,273,095
Borrowed funds	313,219	297,721	334,829
Accrued interest payable	2,741	4,693	5,482
Fair value of derivative instruments - liability	4,701	5,817	7,319
Other liabilities	40,298	35,731	40,336
TOTAL LIABILITIES	2,653,621	2,725,990	2,661,061
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2025 or 2024	-	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at June 30, 2025, December 31, 2024 and
June 30, 2024: issued 5,255,190 at June 30, 2025 and 5,207,577 at December 31, 2024
and 5,207,343 at June 30, 2024	5,255	5,208	5,207
Additional paid-in capital	147,878	144,984	144,985
Retained earnings	197,940	189,443	178,588
Accumulated other comprehensive loss	(21,026)	(23,521)	(25,932)
Treasury stock, at cost: 448,190 at June 30, 2025 and 447,965 shares
at December 31, 2024 and 447,857 shares at June 30, 2024	(16,394)	(16,380)	(16,378)
TOTAL STOCKHOLDERS' EQUITY	313,653	299,734	286,470
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 2,967,274	$ 3,025,724	$ 2,947,531

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except share and per share data)	2025	2024	2025	2024
INTEREST INCOME:
Interest and fees on loans	$ 35,227	$ 35,067	$ 70,783	$ 70,200
Interest-bearing deposits with banks	132	262	275	505
Investment securities:
Taxable	2,397	1,663	4,736	3,287
Nontaxable	584	520	1,131	1,052
Dividends	409	390	838	791
TOTAL INTEREST INCOME	38,749	37,902	77,763	75,835
INTEREST EXPENSE:
Deposits	11,449	12,655	23,743	24,976
Borrowed funds	3,652	3,947	7,370	8,601
TOTAL INTEREST EXPENSE	15,101	16,602	31,113	33,577
NET INTEREST INCOME	23,648	21,300	46,650	42,258
Provision for credit losses	750	2,002	1,375	2,787
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	22,898	19,298	45,275	39,471
NON-INTEREST INCOME:
Service charges	1,303	1,385	2,594	2,757
Trust	183	201	407	445
Brokerage and insurance	627	563	1,310	1,228
Gains on loans sold	739	479	1,011	896
Equity security gains (losses), net	33	(87)	22	(32)
Earnings on bank owned life insurance	355	328	701	996
Gain on sale of Braavo division	-	-	-	1,102
Other	425	467	1,047	915
TOTAL NON-INTEREST INCOME	3,665	3,336	7,092	8,307
NON-INTEREST EXPENSES:
Salaries and employee benefits	9,976	9,617	20,265	19,907
Occupancy	1,182	1,266	2,538	2,590
Furniture and equipment	318	295	583	531
Professional fees	525	698	1,042	1,401
FDIC insurance expense	495	509	945	1,034
Pennsylvania shares tax	305	330	624	640
Amortization of intangibles	127	147	254	296
Software expenses	453	494	885	1,008
Other real estate owned expenses	73	175	192	162
Other	2,693	2,715	5,247	5,320
TOTAL NON-INTEREST EXPENSES	16,147	16,246	32,575	32,889
Income before provision for income taxes	10,416	6,388	19,792	14,889
Provision for income tax expense	1,953	1,113	3,708	2,590
NET INCOME	$ 8,463	$ 5,275	$ 16,084	$ 12,299

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.76	$ 1.10	$ 3.35	$ 2.56
Net Income - Diluted	$ 1.76	$ 1.10	$ 3.35	$ 2.56
Cash Dividends Paid	$ 0.490	$ 0.480	$ 0.980	$ 0.961

Number of shares used in computation - basic	4,797,716	4,796,000	4,797,642	4,795,596
Number of shares used in computation - diluted	4,800,384	4,800,770	4,800,862	4,800,991

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except per share data)	Three Months Ended,
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2025	2025	2024	2024	2024
Interest income	$ 38,749	$ 39,014	$ 39,793	$ 38,689	$ 37,902
Interest expense	15,101	16,012	16,920	17,365	16,602
Net interest income	23,648	23,002	22,873	21,324	21,300
Provision (release) for credit losses	750	625	-	(200)	2,002
Net interest income after provision (release) for credit losses	22,898	22,377	22,873	21,524	19,298
Non-interest income	3,632	3,438	3,321	3,596	3,423
Investment securities gains (losses), net	33	(11)	18	159	(87)
Non-interest expenses	16,147	16,428	16,668	16,029	16,246
Income before provision for income taxes	10,416	9,376	9,544	9,250	6,388
Provision for income tax expense	1,953	1,755	1,561	1,714	1,113
Net income	$ 8,463	$ 7,621	$ 7,983	$ 7,536	$ 5,275
Earnings Per Share - Basic	$ 1.76	$ 1.59	$ 1.66	$ 1.57	$ 1.10
Earnings Per Share - Diluted	$ 1.76	$ 1.59	$ 1.66	$ 1.57	$ 1.10

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended June 30,
	2025			2024
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
Interest-bearing deposits at banks	17,879	102	2.31	18,353	232	5.11
Interest bearing time deposits at banks	3,820	30	3.18	3,820	30	3.16
Investment securities:
Taxable	381,141	2,806	2.95	355,321	2,053	2.31
Tax-exempt (3)	102,694	739	2.88	105,379	658	2.50
Investment securities	483,835	3,545	2.93	460,700	2,711	2.35
Loans: (2)(3)(4)
Residential mortgage loans	347,408	5,212	6.08	358,448	5,232	5.87
Construction loans	165,056	2,967	7.29	184,103	3,367	7.36
Commercial Loans	1,269,944	19,956	6.37	1,251,484	20,154	6.48
Agricultural Loans	358,245	4,970	5.63	346,107	4,482	5.21
Loans to state & political subdivisions	53,051	517	3.95	56,290	556	3.97
Other loans	95,901	1,706	7.21	68,805	1,383	8.08
Loans, net of discount (2)(3)(4)	2,289,605	35,328	6.26	2,265,237	35,174	6.25
Total interest-earning assets	2,795,139	39,005	5.66	2,748,110	38,147	5.58
Cash and due from banks	9,665			9,199
Bank premises and equipment	21,836			21,053
Other assets	184,184			195,528
Total non-interest earning assets	215,685			225,780
Total assets	3,010,824			2,973,890
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Business Interest Checking	18,345	45	0.99	-	-	-
NOW accounts	707,715	3,742	2.14	766,142	4,776	2.51
Savings accounts	288,198	329	0.46	299,318	391	0.53
Money market accounts	447,711	3,181	2.88	381,377	2,972	3.13
Certificates of deposit	454,893	4,152	3.70	457,570	4,516	3.97
Total interest-bearing deposits	1,916,862	11,449	2.42	1,904,407	12,655	2.67
Other borrowed funds	329,154	3,652	4.50	324,736	3,947	4.89
Total interest-bearing liabilities	2,246,016	15,101	2.73	2,229,143	16,602	3.00
Demand deposits	390,102			382,312
Other liabilities	41,369			49,051
Total non-interest-bearing liabilities	431,471			431,363
Stockholders' equity	333,337			313,384
Total liabilities & stockholders' equity	3,010,824			2,973,890
Net interest income		23,904			21,545
Net interest spread (5)			2.93%			2.58%
Net interest income as a percentage
of average interest-earning assets			3.47%			3.15%
Ratio of interest-earning assets
to interest-bearing liabilities			124%			123%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2025 and 2024. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Six Months Ended June 30,
	2025			2024
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Interest-bearing deposits at banks	24,052	216	1.81	30,119	445	2.97
Interest bearing time deposits at banks	3,820	59	3.11	3,937	60	3.06
Investment securities:
Taxable	381,886	5,574	2.92	359,142	4,078	2.27
Tax-exempt (3)	102,854	1,431	2.78	106,438	1,332	2.50
Investment securities	484,740	7,005	2.89	465,580	5,410	2.32
Loans: (2)(3)(4)
Residential mortgage loans	349,226	10,312	5.95	358,472	10,291	5.77
Construction loans	164,252	5,888	7.23	187,001	6,858	7.38
Commercial Loans	1,262,225	39,383	6.29	1,243,546	39,674	6.42
Agricultural Loans	357,561	9,696	5.47	345,287	8,887	5.18
Loans to state & political subdivisions	53,389	1,034	3.91	56,469	1,106	3.94
Other loans	130,147	4,674	7.24	89,472	3,599	8.09
Loans, net of discount (2)(3)(4)	2,316,800	70,987	6.18	2,280,247	70,415	6.21
Total interest-earning assets	2,829,412	78,267	5.58	2,779,883	76,330	5.52
Cash and due from banks	9,643			9,511
Bank premises and equipment	21,691			21,171
Other assets	177,531			181,792
Total non-interest earning assets	208,865			212,474
Total assets	3,038,277			2,992,357
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Business Interest Checking	17,995	85	0.95	-	-	-
NOW accounts	723,673	7,796	2.17	783,055	9,999	2.57
Savings accounts	290,576	677	0.47	300,704	778	0.52
Money market accounts	432,891	6,206	2.89	381,209	5,765	3.04
Certificates of deposit	481,272	8,979	3.76	439,995	8,434	3.86
Total interest-bearing deposits	1,946,407	23,743	2.46	1,904,963	24,976	2.64
Other borrowed funds	337,737	7,370	4.40	350,354	8,601	4.94
Total interest-bearing liabilities	2,284,144	31,113	2.75	2,255,317	33,577	2.99
Demand deposits	381,048			376,632
Other liabilities	42,426			49,266
Total non-interest-bearing liabilities	423,474			425,898
Stockholders' equity	330,659			311,142
Total liabilities & stockholders' equity	3,038,277			2,992,357
Net interest income		47,154			42,753
Net interest spread (5)			2.83%			2.53%
Net interest income as a percentage
of average interest-earning assets			3.36%			3.09%
Ratio of interest-earning assets
to interest-bearing liabilities			124%			123%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2025 and 2024. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR CREDIT LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
Real estate:
Residential	$ 341,671	$ 350,221	$ 351,398	$ 353,254	$ 354,588
Commercial	1,151,585	1,117,240	1,121,435	1,110,548	1,110,269
Agricultural	331,995	329,985	327,722	331,734	327,057
Construction	138,307	168,896	164,326	178,706	180,157
Consumer	46,933	129,943	133,207	143,064	70,542
Other commercial loans	150,171	137,529	131,310	134,285	130,851
Other agricultural loans	28,366	28,488	29,662	24,537	26,247
State & political subdivision loans	52,727	53,361	54,182	54,874	56,005
Total loans	2,241,755	2,315,663	2,313,242	2,331,002	2,255,716
Less: allowance for credit losses - loans	22,109	22,081	21,699	21,695	22,797
Net loans	$ 2,219,646	$ 2,293,582	$ 2,291,543	$ 2,309,307	$ 2,232,919

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$ 18,554	$ 9,632	$ 8,015	$ 7,423	$ 20,652

Non-accrual loans	$ 24,595	$ 23,545	$ 25,701	$ 20,858	$ 14,949
Loans past due 90 days or more and accruing	347	1,393	276	701	285
Non-performing loans	$ 24,942	$ 24,938	$ 25,977	$ 21,559	$ 15,234
Other real estate owned	2,434	2,544	2,635	2,486	2,690
Total Non-performing assets	$ 27,376	$ 27,482	$ 28,612	$ 24,045	$ 17,924

	Three Months Ended
Analysis of the Allowance for Credit Losses - Loans	June 30,	March 31,	December 31,	September 30,	June 30,
(In Thousands)	2025	2025	2024	2024	2024
Balance, beginning of period	$ 22,081	$ 21,699	$ 21,695	$ 22,797	$ 21,598
Charge-offs	(596)	(185)	(105)	(1,212)	(682)
Recoveries	25	29	19	10	7
Net charge-offs	(571)	(156)	(86)	(1,202)	(675)
Provision for credit losses - loans	599	538	90	100	1,874
Balance, end of period	$ 22,109	$ 22,081	$ 21,699	$ 21,695	$ 22,797

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	June 30
	2025	2024
Tangible Equity
Stockholders Equity - GAAP	$ 313,653	$ 286,470
Intangible Assets	(88,288)	(89,002)
Tangible Equity - Non-GAAP	225,365	197,468
Shares outstanding adjusted for June 2024 stock Dividend	4,807,000	4,806,559
Tangible Book value per share - Non-GAAP	$ 46.88	$ 41.08

	As of
	June 30
	2025	2024
Tangible Equity per share
Stockholders Equity per share - GAAP	$ 65.25	$ 59.60
Adjustment for intangible assets	(18.37)	(18.52)
Tangible Book value per share - Non-GAAP	$ 46.88	$ 41.08

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Return on Average Assets Excluding Accumulated Other Comprehensive Loss (AOCL)
Average Assets - GAAP	$ 2,988,727	$ 2,945,690	$ 3,015,695	$ 2,965,049
Average AOCL	(22,098)	(28,200)	(22,581)	(27,308)
Average Assets, Excluding AOCL - Non-GAAP	3,010,825	2,973,890	3,038,276	2,992,357
Net Income - GAAP	$ 8,463	$ 5,275	$ 16,084	$ 12,299
Annualized Return on Average Assets-GAAP	1.13%	0.72%	1.07%	0.83%
Annualized Return on Average Assets, Excluding AOCL - Non-GAAP	1.12%	0.71%	1.06%	0.82%

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Return on Average Equity Excluding Accumulated Other Comprehensive Loss (AOCL)
Average Stockholders Equity - GAAP	$ 311,239	$ 285,184	$ 308,078	$ 283,834
Average AOCL	(22,098)	(28,200)	(22,581)	(27,308)
Average Stockholder's Equity, Excluding AOCL - Non-GAAP	333,337	313,384	330,659	311,142
Net Income - GAAP	$ 8,463	$ 5,275	$ 16,084	$ 12,299
Annualized Return on Average Stockholder's Equity-GAAP	10.88%	7.40%	10.44%	8.67%
Annualized Return on Average Stockholder's Equity, Excluding AOCL - Non-GAAP	10.16%	6.73%	9.73%	7.91%

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$ 311,239	$ 285,184	$ 308,078	$ 283,834
Average Intangible Assets	(88,388)	(89,119)	(88,479)	(89,220)
Average Tangible Equity - Non-GAAP	222,851	196,065	219,599	194,614
Net Income - GAAP	$ 8,463	$ 5,275	$ 16,084	$ 12,299
Annualized Return on Average Tangible Equity Non-GAAP	15.19%	10.76%	14.65%	12.64%

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Return on Average Assets and Equity Excluding sale of Braavo assets, net of legal fees and provision associated with Braavo loans remaining after sale
Net Income - GAAP	$ 8,463	$ 5,275	$ 16,084	$ 12,299
After tax gain on sale of Braavo, net of legal fees	-	-	-	(712)
After tax provisision associatated with Braavo loans remaining after sale	-	898	-	1,427
Net Income excluding sale of Braavo assets, net of legal fees and provision associated with Braavo loans remaining after sale - Non-GAAP	$ 8,463	$ 6,173	$ 16,084	$ 13,014
Average Assets	2,988,727	2,945,690	3,015,695	2,965,049
Annualized Return on Average assets, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax - Non-GAAP	1.13%	0.84%	1.07%	0.88%

Average Stockholders Equity - GAAP	$ 311,239	$ 285,184	$ 308,078	$ 283,834
Annualized Return on Average stockholders equity, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax - Non-GAAP	10.88%	8.66%	10.44%	9.17%

Average Tangible Equity - Non-GAAP	222,851	196,065	219,599	194,614
Annualized Return on Average Tangible Equity Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax, - Non-GAAP	15.19%	12.59%	14.65%	13.37%

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Earnings per share, Excluding sale of Braavo assets, net of legal fees and provision associated with Braavo loans remaining after sale
Net Income - GAAP	$ 8,463	$ 5,275	$ 16,084	$ 12,299
After tax gain on sale of Braavo, net of legal fees	-	-	-	(712)
After tax provisision associatated with Braavo loans remaining after sale	-	898	-	1,427
Net income excluding one time items - Non-GAAP	$ 8,463	$ 6,173	$ 16,084	$ 13,014
Number of shares used in computation - basic	4,797,716	4,796,000	4,797,642	4,795,596
Basic and Diluted earnings per share, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax - Non-GAAP	$ 1.76	$ 1.29	$ 3.35	$ 2.71

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
Reconciliation of net interest income on fully taxable equivalent basis	2025	2024	2025	2024
Total interest income	$ 38,749	$ 37,902	$ 77,763	$ 75,835
Total interest expense	15,101	16,602	31,113	33,577
Net interest income	23,648	21,300	46,650	42,258
Tax equivalent adjustment	256	245	504	495
Net interest income (fully taxable equivalent) - Non-GAAP	$ 23,904	$ 21,545	$ 47,154	$ 42,753